Exhibit 99

Chemed Reports Second-Quarter 2012 Results

CINCINNATI--(BUSINESS WIRE)--July 25, 2012--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its second quarter ended June 30, 2012, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 6.2% to $354 million
  GAAP Diluted EPS increased 17.0% to $1.10
  Adjusted Diluted EPS increased 15.6% to $1.26

VITAS segment operating results:

  Net Patient Revenue of $265 million, an increase of 9.1%
  Average Daily Census (ADC) of 14,111, an increase of 6.0%
  Admissions of 15,912, an increase of 4.0%
  Net Income of $20.4 million, an increase of 9.9%
  Adjusted EBITDA of $37.1 million, an increase of 9.4%
  Adjusted EBITDA margin of 14.0%, an increase of 4 basis points

Roto-Rooter segment operating results:

  Revenue of $89.0 million, a decrease of 1.4%
  Unit-for-unit job count of 160,746, a decrease of 3.1%
  Net Income of $8.1 million, a decrease of 11.2%
  Adjusted EBITDA of $14.4 million, a decrease of 8.7%
  Adjusted EBITDA margin of 16.2%, a decrease of 128 basis points

VITAS

Net revenue for VITAS was $265 million in the second quarter of 2012, which is an increase of 9.1% over the prior-year period. This revenue growth was the result of increased ADC of 6.0%, driven by an increase in admissions of 4.0%, increased discharges of 4.4% and Medicare price increases of approximately 2.5%. Revenue growth was further enhanced by geographic mix shift within the patient base and a favorable comparison of Medicare cap.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $206.54, which is 2.8% above the prior-year period. Routine home care reimbursement and high acuity care averaged $163.18 and $717.63, respectively, per patient per day in the second quarter of 2012. During the quarter, high acuity days of care were 7.8% of total days of care, 6 basis points lower than the prior-year quarter.

Of VITAS’ 35 unique Medicare provider numbers, 30 provider numbers have a Medicare Cap cushion of 10% or greater during the first eight months of the 2012 Medicare Cap year; two provider numbers have a Medicare Cap cushion between 5% and 10%; and three provider numbers have a cap cushion between 0% and 5%. VITAS generated an aggregate cap cushion of $203 million during the most recent twelve-month period.

The second quarter of 2012 gross margin, excluding the impact of Medicare Cap, was 21.6%, which is a decline of 35 basis points from the second quarter of 2011.

Selling, general and administrative expense was $20.5 million in the second quarter of 2012, which is an increase of 3.7% when compared to the prior-year quarter. Adjusted EBITDA totaled $37.1 million in the quarter, an increase of 9.4% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 14.0% in the quarter which was 9 basis points below the prior-year.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $89.0 million for the second quarter of 2012, a decrease of 1.4% over the prior-year quarter.

Unit-for-unit job count in the second quarter of 2012 declined 3.1% when compared to the prior-year period. During the second quarter of 2012, total residential jobs decreased 6.0%, as residential plumbing jobs declined 2.1% and residential drain cleaning jobs decreased 7.9%, when compared to the second quarter of 2011. Residential jobs represented 69% of total job count in the quarter. Total commercial jobs increased 4.0%, with commercial plumbing/excavation job count increasing 9.2% and commercial drain cleaning increasing 2.1% when compared to the prior-year quarter. The “All Other” residential and commercial job category, which represents 1.6% of aggregate job count, decreased 9.2%.

Job count performances in both the first and second quarters of 2012 have noted a strong correlation to geographic location. Roto-Rooter branches located in temperate climates, primarily the South and West, have generated commercial and residential year-to-date job count growth of 7.5% and 0.6%, respectively. Branches located primarily in the East and Midwest experienced year-to-date commercial job count growth of 1.7% and residential job count decline of 11.2%. Branches located in the South and West represent approximately 41% of total job count.

Roto-Rooter’s gross margin was 44.3% in the quarter, a 66 basis point decline when compared to the second quarter of 2011. Adjusted EBITDA in the second quarter of 2012 totaled $14.4 million, a decline of 8.7%, and the Adjusted EBITDA margin was 16.2% in the quarter, a decline of 128 basis points, when compared to the prior-year quarter.

Chemed Consolidated

Chemed had total debt of $171 million at June 30, 2012. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In March 2011 Chemed entered into a five-year Credit Agreement that consists of a $350 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently LIBOR plus 175 basis points. In addition, an expansion feature is included in this Credit Agreement that provides Chemed the opportunity to increase its revolver and/or enter into term loans for an additional $150 million. At June 30, 2012, this facility had approximately $321 million of undrawn borrowing capacity after deducting $29 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures through June 2012 aggregated $18.5 million and compares to depreciation and amortization during the same period of $14.9 million.

During the quarter, the company purchased 199,900 shares of Chemed stock at an aggregate cost of $11.1 million. The company has $64.1 million remaining under Chemed’s previously announced share repurchase program.

Guidance for 2012

VITAS expects to achieve full-year 2012 revenue growth, prior to Medicare Cap, of 7.5% to 9.0%. Admissions in 2012 are estimated to increase approximately 3.5% to 4.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 14.5% to 15.0%. Effective October 1, 2011, Medicare increased the average hospice reimbursement rates by approximately 2.5%. Guidance assumes VITAS will incur $2.5 million of estimated Medicare contractual billing limitations for the remainder of calendar year 2012.

Roto-Rooter expects to achieve full-year 2012 revenue equal to the prior year. The revenue estimate is a result of increased pricing of approximately 2%, a favorable mix shift to higher revenue jobs, with job count estimated to decrease 2% to 4%. Adjusted EBITDA margin for 2012 is estimated in the range of 16.0% to 17.0%.

Based upon the above, management reiterates the prior-quarter guidance for 2012 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations, will be in the range of $5.35 to $5.50. This compares to Chemed’s 2011 reported adjusted earnings per diluted share of $4.78.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Thursday, July 26, 2012, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (800) 901-5248 for U.S. and Canadian participants and (617) 786-4512 for international participants. The participant passcode is 96013847. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 84138726. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 14,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Service revenues and sales	$354,170	$333,360	$707,113	$664,278
Cost of services provided and goods sold	257,368	239,597	514,813	477,055
Selling, general and administrative expenses (aa)	49,770	50,424	102,937	106,078
Depreciation	6,380	6,358	12,621	12,646
Amortization	1,127	1,139	2,240	2,109
Total costs and expenses	314,645	297,518	632,611	597,888
Income from operations	39,525	35,842	74,502	66,390
Interest expense	(3,672)	(3,461)	(7,289)	(6,705)
Other income/(expense)--net (bb)	(970)	714	1,125	2,816
Income before income taxes	34,883	33,095	68,338	62,501
Income taxes	(13,609)	(12,809)	(26,619)	(24,114)
Net income	$21,274	$20,286	$41,719	$38,387

Earnings Per Share
Net income	$1.12	$0.96	$2.20	$1.82
Average number of shares outstanding	18,998	21,115	18,976	21,067

Diluted Earnings Per Share
Net income	$1.10	$0.94	$2.16	$1.78
Average number of shares outstanding	19,369	21,637	19,357	21,586

(aa)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
SG&A expenses before long-term incentive compensation and the impact of market gains and losses of deferred compensation plans	$50,718	$49,681	$101,752	$100,259
Market value gains/(losses) on assets held in deferred compensation trusts (cc)	(948)	743	1,185	2,807
Long-term incentive compensation	-	-	-	3,012
Total SG&A expenses	$49,770	$50,424	$102,937	$106,078

(bb) Other income/(expense)--net comprises (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Market value gains/(losses) on assets held in deferred compensation trusts	$(948)	$743	$1,185	$2,807
Gain/(loss) on disposal of property and equipment	(67)	32	(148)	11
Interest income	59	62	110	123
Other	(14)	(123)	(22)	(125)
Total other income--net	$(970)	$714	$1,125	$2,816

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	June 30,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$59,966	$50,941
Accounts receivable less allowances	81,811	118,281
Inventories	8,146	8,682
Current deferred income taxes	13,226	14,052
Prepaid income taxes	4,187	1,300
Prepaid expenses	10,737	10,344
Total current assets	178,073	203,600
Investments of deferred compensation plans held in trust	33,215	33,066
Properties and equipment, at cost less accumulated depreciation	88,571	81,471
Identifiable intangible assets less accumulated amortization	57,635	59,015
Goodwill	461,965	460,793
Other assets	11,669	12,668
Total Assets	$831,128	$850,613

Liabilities
Current liabilities
Accounts payable	$51,002	$39,459
Income taxes	167	2,096
Accrued insurance	36,786	35,143
Accrued compensation	39,729	43,633
Other current liabilities	14,906	14,972
Total current liabilities	142,590	135,303
Deferred income taxes	25,257	24,053
Long-term debt	170,769	162,932
Deferred compensation liabilities	33,149	32,255
Other liabilities	11,918	6,736
Total Liabilities	383,683	361,279

Stockholders' Equity
Capital stock	31,142	30,907
Paid-in capital	410,957	391,507
Retained earnings	582,316	505,736
Treasury stock, at cost	(579,013)	(440,809)
Deferred compensation payable in Company stock	2,043	1,993
Total Stockholders' Equity	447,445	489,334
Total Liabilities and Stockholders' Equity	$831,128	$850,613

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities
Net income	$41,719	$38,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,861	14,755
Provision for deferred income taxes	(4,895)	(18)
Provision for uncollectible accounts receivable	4,730	4,365
Stock option expense	4,312	4,495
Amortization of discount on convertible notes	3,985	3,724
Noncash long-term incentive compensation	-	2,595
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Increase in accounts receivable	(8,543)	(9,271)
Decrease/(increase) in inventories	522	(954)
Decrease/(increase) in prepaid expenses	672	(59)
Decrease in accounts payable and other current liabilities	(3,593)	(6,603)
Increase/(decrease) in income taxes	(1,029)	3,738
Increase in other assets	(2,283)	(5,652)
Increase in other liabilities	4,493	4,514
Excess tax benefit on share-based compensation	(1,069)	(3,339)
Other sources	773	450
Net cash provided by operating activities	54,655	51,127
Cash Flows from Investing Activities
Capital expenditures	(18,474)	(14,960)
Business combinations, net of cash acquired	(1,500)	(3,689)
Other sources/(uses)	357	(869)
Net cash used by investing activities	(19,617)	(19,518)
Cash Flows from Financing Activities
Purchases of treasury stock	(12,841)	(25,482)
Dividends paid	(6,160)	(5,967)
Proceeds from issuance of capital stock	3,670	7,698
Excess tax benefit on share-based compensation	1,069	3,339
Decrease in cash overdrafts payable	985	(7,814)
Debt issuances costs	-	(2,723)
Other sources	124	364
Net cash used by financing activities	(13,153)	(30,585)
Increase in Cash and Cash Equivalents	21,885	1,024
Cash and cash equivalents at beginning of year	38,081	49,917
Cash and cash equivalents at end of period	$59,966	$50,941

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Service revenues and sales	$265,213	$88,957	$-	$354,170
Cost of services provided and goods sold	207,839	49,529	-	257,368
Selling, general and administrative expenses (a)	20,471	24,372	4,927	49,770
Depreciation	4,164	2,085	131	6,380
Amortization	488	157	482	1,127
Total costs and expenses	232,962	76,143	5,540	314,645
Income/(loss) from operations	32,251	12,814	(5,540)	39,525
Interest expense (a)	(63)	(107)	(3,502)	(3,672)
Intercompany interest income/(expense)	812	430	(1,242)	-
Other income/(expense)—net	(1)	(33)	(936)	(970)
Income/(loss) before income taxes	32,999	13,104	(11,220)	34,883
Income taxes (a)	(12,566)	(5,030)	3,987	(13,609)
Net income/(loss)	$20,433	$8,074	$(7,233)	$21,274

2011
Service revenues and sales	$243,095	$90,265	$-	$333,360
Cost of services provided and goods sold	189,940	49,657	-	239,597
Selling, general and administrative expenses (b)	19,735	24,384	6,305	50,424
Depreciation	4,199	2,025	134	6,358
Amortization	520	155	464	1,139
Total costs and expenses	214,394	76,221	6,903	297,518
Income/(loss) from operations	28,701	14,044	(6,903)	35,842
Interest expense (b)	(62)	(77)	(3,322)	(3,461)
Intercompany interest income/(expense)	1,215	652	(1,867)	-
Other income/(expense)—net	(90)	15	789	714
Income/(loss) before income taxes	29,764	14,634	(11,303)	33,095
Income taxes (b)	(11,175)	(5,542)	3,908	(12,809)
Net income/(loss)	$18,589	$9,092	$(7,395)	$20,286

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Service revenues and sales	$526,060	$181,053	$-	$707,113
Cost of services provided and goods sold	413,459	101,354	-	514,813
Selling, general and administrative expenses (a)	40,219	50,525	12,193	102,937
Depreciation	8,188	4,171	262	12,621
Amortization	978	311	951	2,240
Total costs and expenses	462,844	156,361	13,406	632,611
Income/(loss) from operations	63,216	24,692	(13,406)	74,502
Interest expense (a)	(126)	(214)	(6,949)	(7,289)
Intercompany interest income/(expense)	1,566	825	(2,391)	-
Other income/(expense)—net	(32)	(54)	1,211	1,125
Income/(loss) before income taxes	64,624	25,249	(21,535)	68,338
Income taxes (a)	(24,564)	(9,680)	7,625	(26,619)
Net income/(loss)	$40,060	$15,569	$(13,910)	$41,719

2011
Service revenues and sales	$478,768	$185,510	$-	$664,278
Cost of services provided and goods sold	374,241	102,814	-	477,055
Selling, general and administrative expenses (b)	38,446	51,124	16,508	106,078
Depreciation	8,366	4,009	271	12,646
Amortization	1,003	287	819	2,109
Total costs and expenses	422,056	158,234	17,598	597,888
Income/(loss) from operations	56,712	27,276	(17,598)	66,390
Interest expense (b)	(110)	(142)	(6,453)	(6,705)
Intercompany interest income/(expense)	2,428	1,291	(3,719)	-
Other income/(expense)—net	(59)	5	2,870	2,816
Income/(loss) before income taxes	58,971	28,430	(24,900)	62,501
Income taxes (b)	(22,257)	(10,828)	8,971	(24,114)
Net income/(loss)	$36,714	$17,602	$(15,929)	$38,387

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Net income/(loss)	$20,433	$8,074	$(7,233)	$21,274
Add/(deduct):
Interest expense	63	107	3,502	3,672
Income taxes	12,566	5,030	(3,987)	13,609
Depreciation	4,164	2,085	131	6,380
Amortization	488	157	482	1,127
EBITDA	37,714	15,453	(7,105)	46,062
Add/(deduct):
Intercompany interest expense/(income)	(812)	(430)	1,242	-
Interest income	(42)	(2)	(15)	(59)
Legal expenses of OIG investigation	195	-	-	195
Acquisition expenses	-	20	-	20
Expenses of class action litigation	-	80	-	80
Advertising cost adjustment (c)	-	(696)	-	(696)
Stock option expense	-	-	2,374	2,374
Legal expenses of securities litigation	-	-	197	197
Adjusted EBITDA	$37,055	$14,425	$(3,307)	$48,173

2011
Net income/(loss)	$18,589	$9,092	$(7,395)	$20,286
Add/(deduct):
Interest expense	62	77	3,322	3,461
Income taxes	11,175	5,542	(3,908)	12,809
Depreciation	4,199	2,025	134	6,358
Amortization	520	155	464	1,139
EBITDA	34,545	16,891	(7,383)	44,053
Add/(deduct):
Intercompany interest expense/(income)	(1,215)	(652)	1,867	-
Interest income	(7)	(9)	(46)	(62)
Legal expenses of OIG investigation	486	-	-	486
Acquisition expenses	51	(12)	-	39
Expenses of class action litigation	-	186	-	186
Advertising cost adjustment (c)	-	(607)	-	(607)
Stock option expense	-	-	2,562	2,562
Adjusted EBITDA	$33,860	$15,797	$(3,000)	$46,657

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Net income/(loss)	$40,060	$15,569	$(13,910)	$41,719
Add/(deduct):
Interest expense	126	214	6,949	7,289
Income taxes	24,564	9,680	(7,625)	26,619
Depreciation	8,188	4,171	262	12,621
Amortization	978	311	951	2,240
EBITDA	73,916	29,945	(13,373)	90,488
Add/(deduct):
Intercompany interest expense/(income)	(1,566)	(825)	2,391	-
Interest income	(72)	(10)	(28)	(110)
Legal expenses of OIG investigation	266	-	-	266
Acquisition expenses	-	35	-	35
Expenses of class action litigation	-	727	-	727
Advertising cost adjustment (c)	-	(1,402)	-	(1,402)
Stock option expense	-	-	4,312	4,312
Legal expenses of securities litigation	-	-	197	197
Adjusted EBITDA	$72,544	$28,470	$(6,501)	$94,513

2011
Net income/(loss)	$36,714	$17,602	$(15,929)	$38,387
Add/(deduct):
Interest expense	110	142	6,453	6,705
Income taxes	22,257	10,828	(8,971)	24,114
Depreciation	8,366	4,009	271	12,646
Amortization	1,003	287	819	2,109
EBITDA	68,450	32,868	(17,357)	83,961
Add/(deduct):
Intercompany interest expense/(income)	(2,428)	(1,291)	3,719	-
Interest income	(44)	(16)	(63)	(123)
Legal expenses of OIG investigation	997	-	-	997
Acquisition expenses	115	(6)	-	109
Expenses of class action litigation	-	681	-	681
Advertising cost adjustment (c)	-	(857)	-	(857)
Stock option expense	-	-	4,495	4,495
Long-term incentive compensation	-	-	3,012	3,012
Adjusted EBITDA	$67,090	$31,379	$(6,194)	$92,275

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income as reported	$21,274	$20,286	$41,719	$38,387

Add/(deduct) impact of:
After-tax stock option expense	1,502	1,620	2,727	2,843
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	1,248	1,155	2,472	2,287
After-tax cost of expenses of securities litigation	124	-	124	-
After-tax cost of legal expenses of OIG investigation	121	301	165	618
After-tax cost of expenses of class action litigation	49	113	442	414
After-tax cost of acquisition expenses	12	23	21	67
After-tax long-term incentive compensation	-	-	-	1,880

Adjusted net income	$24,330	$23,498	$47,670	$46,496

Earnings Per Share As Reported
Net income	$1.12	$0.96	$2.20	$1.82
Average number of shares outstanding	18,998	21,115	18,976	21,067
Diluted Earnings Per Share As Reported
Net income	$1.10	$0.94	$2.16	$1.78
Average number of shares outstanding	19,369	21,637	19,357	21,586

Adjusted Earnings Per Share
Net income	$1.28	$1.11	$2.51	$2.21
Average number of shares outstanding	18,998	21,115	18,976	21,067
Adjusted Diluted Earnings Per Share
Net income	$1.26	$1.09	$2.46	$2.15
Average number of shares outstanding	19,369	21,637	19,357	21,586

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING STATISTICS	2012	2011	2012	2011
Net revenue ($000) (d)
Homecare	$193,150	$177,067	$379,747	$345,719
Inpatient	29,247	27,183	58,399	54,569
Continuous care	42,816	39,213	85,337	77,838
Total before Medicare cap allowance	$265,213	$243,463	$523,483	$478,126
Medicare cap allowance	-	(368)	2,577	642
Total	$265,213	$243,095	$526,060	$478,768
Net revenue as a percent of total before Medicare cap allowance
Homecare	72.9%	72.7%	72.5%	72.2%
Inpatient	11.0	11.2	11.2	11.4
Continuous care	16.1	16.1	16.3	16.4
Total before Medicare cap allowance	100.0	100.0	100.0	100.0
Medicare cap allowance	-	(0.2)	0.5	0.1
Total	100.0%	99.8%	100.5%	100.1%
Average daily census ("ADC") (days)
Homecare	9,971	9,229	9,792	9,031
Nursing home	3,036	3,034	3,011	3,034
Routine homecare	13,007	12,263	12,803	12,065
Inpatient	466	447	469	449
Continuous care	638	601	635	602
Total	14,111	13,311	13,907	13,116

Total Admissions	15,912	15,294	32,234	31,092
Total Discharges	15,508	14,855	31,707	30,419
Average length of stay (days)	74.0	77.1	78.3	78.0
Median length of stay (days)	14.0	14.0	14.0	14.0
ADC by major diagnosis
Neurological	33.6%	34.2%	34.0%	34.2%
Cancer	17.7	17.7	17.8	17.8
Cardio	11.6	11.5	11.5	11.7
Respiratory	6.7	6.9	6.7	6.8
Other	30.4	29.7	30.0	29.5
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	18.9%	19.4%	19.2%	19.5%
Cancer	33.5	32.8	32.9	32.2
Cardio	10.8	10.8	11.3	11.0
Respiratory	8.1	8.5	8.5	8.8
Other	28.7	28.5	28.1	28.5
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	52.4%	52.4%	51.4%	51.7%
Inpatient	12.7	13.3	13.4	13.1
Continuous care	19.7	20.2	19.8	20.4
Homecare margin drivers (dollars per patient day)
Labor costs	$54.56	$53.23	$56.13	$54.28
Drug costs	8.31	8.21	8.32	8.08
Home medical equipment	6.79	6.66	6.80	6.66
Medical supplies	2.79	2.83	2.77	2.79
Inpatient margin drivers (dollars per patient day)
Labor costs	$321.16	$311.26	$317.73	$308.97
Continuous care margin drivers (dollars per patient day)
Labor costs	$569.98	$550.40	$569.76	$547.29
Bad debt expense as a percent of revenues	0.8%	0.8%	0.8%	0.7%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	35.0	37.2	n.a.	n.a.
Days of revenue outstanding- including unapplied Medicare payments	30.6	36.8	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(unaudited)

(a)	Included in the results of operations 2012 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2012
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(195)	$-	$-	$(195)
	Acquisition expenses	-	(20)	-	(20)
	Expenses of class action litigation	-	(80)	-	(80)
	Stock option expense	-	-	(2,374)	(2,374)
	Expenses of securities litigation	-	-	(197)	(197)
	Interest expense:
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(1,973)	(1,973)
	Pretax impact on earnings	(195)	(100)	(4,544)	(4,839)
	Income tax benefit on the above	74	39	1,670	1,783
	After-tax impact on earnings	$(121)	$(61)	$(2,874)	$(3,056)

		Six Months Ended June 30, 2012
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(266)	$-	$-	$(266)
	Acquisition expenses	-	(35)	-	(35)
	Expenses of class action litigation	-	(727)	-	(727)
	Stock option expense	-	-	(4,312)	(4,312)
	Expenses of securities litigation	-	-	(197)	(197)
	Interest expense:
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(3,908)	(3,908)
	Pretax impact on earnings	(266)	(762)	(8,417)	(9,445)
	Income tax benefit on the above	101	299	3,094	3,494
	After-tax impact on earnings	$(165)	$(463)	$(5,323)	$(5,951)

(b)	Included in the results of operations 2011 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(486)	$-	$-	$(486)
	Acquisition expenses	(51)	12	-	(39)
	Expenses of class action litigation	-	(186)	-	(186)
	Stock option expense	-	-	(2,562)	(2,562)
	Interest expense:
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(1,825)	(1,825)
	Pretax impact on earnings	(537)	(174)	(4,387)	(5,098)
	Income tax benefit on the above	205	69	1,612	1,886
	After-tax impact on earnings	$(332)	$(105)	$(2,775)	$(3,212)

		Six Months Ended June 30, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(997)	$-	$-	$(997)
	Acquisition expenses	(115)	6	-	(109)
	Expenses of class action litigation	-	(681)	-	(681)
	Stock option expense	-	-	(4,495)	(4,495)
	Long-term incentive compensation	-	-	(3,012)	(3,012)
	Interest expense:
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(3,615)	(3,615)
	Pretax impact on earnings	(1,112)	(675)	(11,122)	(12,909)
	Income tax benefit on the above	423	265	4,112	4,800
	After-tax impact on earnings	$(689)	$(410)	$(7,010)	$(8,109)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the second quarters of 2012 and 2011, GAAP advertising expense for Roto-Rooter totaled $5,270,000 and $5,304,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the second quarters of 2012 and 2011 would total $5,966,000 and $5,911,000, respectively.

Similarly, for the first six months of 2012 and 2011, GAAP advertising expense for Roto-Rooter totaled $10,894,000 and $11,222,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first six months of 2012 and 2011 would total $12,296,000 and $12,079,000, respectively.

(d)

VITAS has 28 large (greater than 450 ADC), 16 medium (greater than 200 but less than 450 ADC) and 8 small (less than 200 ADC) hospice programs. There are 6 programs as of June 30, 2012, with Medicare cap cushion of less than 10% for the most recent 12-month period.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901